Exhibit 99.1

FOR IMMEDIATE RELEASE                                                           Contact:

Mike Van Handel
+1.414.906.6305
michael.vanhandel@manpowergroup.com

ManpowerGroup Reports 4th Quarter and Full Year 2011 Results

   MILWAUKEE, February 1, 2012 -- ManpowerGroup (NYSE: MAN) today reported net earnings of 78 cents per diluted share for the three months ended December 31, 2011 compared to a net loss of $4.29 per share in the prior period. The net earnings in the quarter were $63.6 million compared to a net loss of $350.4 million a year earlier. Revenues for the fourth quarter totaled $5.5 billion, an increase of 5 percent from the year earlier period, or an increase of 6 percent in constant currency.

Included in the current year fourth quarter results is a reorganization charge, primarily related to office consolidations and severance costs, of $20.5 million ($16.3 million after tax or 20 cents per diluted share). Net earnings in the quarter were not significantly impacted by changes in foreign currencies.

Prior year fourth quarter results included a goodwill and intangible asset impairment charge of $4.70 per diluted share and a reorganization charge of 25 cents per diluted share.

“We had a strong fourth quarter performance,” Jeffrey A. Joerres, ManpowerGroup Chairman and CEO, said. “The team executed well both operationally and strategically – we were able to achieve a 29% increase in underlying operating profit for the fourth quarter and 61% for the year, while substantially moving forward our strategic drivers.

“Our Solutions business continued to gain momentum as our clients are valuing our portfolio of offerings. Asia continued to lead the pack in revenue and profitability growth.

“We are cautiously optimistic about the first quarter, given the economic back drop, but any sizable disruption in Europe would affect our performance,” added Joerres. “We are anticipating the first quarter of 2012 diluted earnings per share to be in the range of 30 cents to 38 cents with an unfavorable currency impact of 2 cents per share.”

Net earnings per diluted share for the year ended December 31, 2011 was $3.04 compared to a loss of $3.26 per diluted share in 2010. Net earnings were $251.6 million compared to a loss of $263.6 million in the prior year. Revenues for the year were $22.0 billion, an increase of 17 percent from the prior year, or 12 percent in constant currency.

Earnings per diluted share for the full year 2011 include the fourth quarter reorganization costs discussed above of 20 cents per diluted share. Additionally, 2011 results were favorably impacted by 22 cents per diluted share due to changes in foreign currencies compared to the prior year. The full year 2010 results include the goodwill and intangible asset impairment charge and reorganization costs discussed above of $4.98 per diluted share for the year.

In conjunction with its fourth quarter and full year earnings release, ManpowerGroup will broadcast its conference call live over the Internet on February 1, 2012 at 7:30 a.m. CT (8:30 a.m. ET). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://www.manpowergroup.com/investors.

Supplemental financial information referenced in the conference call can be found at http://www.manpowergroup.com/investors.

About ManpowerGroup™
ManpowerGroup™ (NYSE: MAN), the world leader in innovative workforce solutions, creates and delivers high-impact solutions that enable our clients to achieve their business goals and enhance their competitiveness. With over 60 years of experience, our $22 billion company creates unique time to value through a comprehensive suite of innovative solutions that help clients win in the Human Age. These solutions cover an entire range of talent-driven needs from recruitment and assessment, training and development, and career management, to outsourcing and workforce consulting. ManpowerGroup maintains the world's largest and industry-leading network of nearly 3,800 offices in 80 countries and territories, generating a dynamic mix of an unmatched global footprint with valuable insight and local expertise to meet the needs of its 400,000 clients per year, across all industry sectors, small and medium-sized enterprises, local, multinational and global companies. By connecting our deep understanding of human potential to the ambitions of clients, ManpowerGroup helps the organizations and individuals we serve achieve more than they imagined — because their success leads to our success. And by creating these powerful connections, we create power that drives organizations forward, accelerates personal success and builds more sustainable communities. We help power the world of work. The ManpowerGroup suite of solutions is offered through ManpowerGroup™ Solutions, Manpower®, Experis™ and Right Management®. Learn more about how the ManpowerGroup can help you win in the Human Age at www.manpowergroup.com.

ManpowerGroup is the most trusted brand in the industry, being the only company in our industry to be named to the Ethisphere Institute's 2011 World's Most Ethical Companies list for our proven commitment to ethical business practices, including an outstanding commitment to ethical leadership, compliance practices and corporate social responsibility. In addition, ManpowerGroup has also been recognized as the industry leader by Fortune magazine, who named the company in first place on its 2011 list of the Most Admired Companies in the temporary help sector.

In January 2011, at the World Economic Forum Annual Meeting in Davos, Switzerland, ManpowerGroup announced the world has entered the Human Age, where talent has replaced capital as the key competitive differentiator. This concept continues to resonate and was echoed as a core theme of the 2012 Annual Meeting of the World Economic Forum in Davos. Learn more about this new age at www.manpowergroup.com/humanage

Follow ManpowerGroup Chairman and CEO Jeff Joerres on Twitter: twitter.com/manpowergroupjj. Joerres is one of only six Fortune 500 CEOs who leverages a Twitter account to get his message out.

Forward-Looking Statements
This news release contains statements, including earnings projections, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2010, which information is incorporated herein by reference.

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ManpowerGroup
Results of Operations
(In millions, except per share data)

	Three Months Ended December 31
			% Variance
			Amount	Constant
	2011	2010	Reported	Currency
	(Unaudited)
Revenues from services (a)	$5,484.0	$5,209.6	5.3%	5.8%
Cost of services	4,548.8	4,303.9	5.7%	6.3%
Gross profit	935.2	905.7	3.3%	3.6%
Selling and administrative expenses, excluding impairment charges	805.4	819.5	-1.7%	-1.4%
Goodwill and intangible asset impairment charges	-	428.8	N/A	N/A
Selling and administrative expenses	805.4	1,248.3	-35.5%	-35.3%
Operating profit (loss)	129.8	(342.6)	N/A	N/A
Interest and other expenses	10.4	10.0	4.0%
Earnings (loss) before income taxes	119.4	(352.6)	N/A	N/A
Provision for income taxes	55.8	(2.2)	N/A
Net earnings (loss)	$63.6	$(350.4)	N/A	N/A
Net earnings (loss) per share - basic	$0.79	$(4.29)	N/A
Net earnings (loss) per share - diluted	$0.78	$(4.29)	N/A	N/A
Weighted average shares - basic	80.8	81.6	-1.0%
Weighted average shares - diluted	81.4	81.6	-0.3%

(a) Revenues from services include fees received from our franchise offices of $6.4 million for the three months ended December 31, 2011 and 2010. These fees are primarily based on revenues generated by the franchise offices, which were $257.2 million and $263.5 million for the three months ended December 31, 2011 and 2010, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Three Months Ended December 31
			% Variance
			Amount	Constant
	2011	2010	Reported	Currency
	(Unaudited)
Revenues from Services: (a)
Americas:
United States (b)	$765.9	$777.1	-1.4%	-1.4%
Other Americas	389.8	347.8	12.1%	18.3%
	1,155.7	1,124.9	2.7%	4.7%
Southern Europe:
France	1,511.0	1,433.6	5.4%	6.3%
Italy	305.3	294.1	3.8%	4.6%
Other Southern Europe	196.3	189.0	3.9%	6.5%
	2,012.6	1,916.7	5.0%	6.1%

Northern Europe	1,540.9	1,492.7	3.2%	3.8%
APME	695.0	588.3	18.2%	14.5%
Right Management	79.8	87.0	-8.2%	-8.6%
	$5,484.0	$5,209.6	5.3%	5.8%

Operating Unit Profit (Loss): (a)
Americas:
United States	$26.1	$14.1	83.8%	83.8%
Other Americas	12.1	10.0	22.6%	30.9%
	38.2	24.1	58.5%	61.9%
Southern Europe:
France	20.5	12.0	71.0%	72.4%
Italy	19.7	15.8	24.3%	25.4%
Other Southern Europe	2.9	2.8	3.6%	8.8%
	43.1	30.6	40.7%	42.3%

Northern Europe	51.8	63.0	-17.7%	-17.8%
APME	21.7	9.6	121.3%	115.2%
Right Management	(5.6)	(16.8)	N/A	N/A
	149.2	110.5
Corporate expenses	(30.7)	(30.8)
Goodwill and intangible asset impairment charges	-	(428.8)
Intangible asset amortization expense	(10.0)	(11.2)
Reclassification of French business tax	21.3	17.7
Operating profit (loss)	129.8	(342.6)	N/A	N/A
Interest and other expenses (c)	(10.4)	(10.0)
Earnings (loss) before income taxes	$119.4	$(352.6)

(a) Effective January 1, 2011, we created a new organizational structure in Europe in order to elevate our service quality throughout Europe, Middle East and Africa. Other Southern Europe and Northern Europe, previously reported in Other EMEA, are now separate reportable segments. France, Italy, and Other Southern Europe are aggregated into our Southern Europe reportable segment. All previously reported results have been restated to conform to the current year presentation. Additionally, we changed the name of our Asia Pacific reportable segment to APME; the results of this reportable segment have not been restated as only the name has changed.

(b) In the United States, revenues from services include fees received from our franchise offices of $3.8 million for the three months ended December 31, 2011 and 2010. These fees are primarily based on revenues generated by the franchise offices, which were $167.5 million and $165.0 million for the three months ended December 31, 2011 and 2010, respectively.

(c) The components of interest and other expenses were:
	2011	2010
Interest expense	$10.3	$10.1
Interest income	(2.3)	(2.0)
Foreign exchange losses	0.8	0.8
Miscellaneous expenses, net	1.6	1.1
	$10.4	$10.0

ManpowerGroup
Results of Operations
(In millions, except per share data)

	Year Ended December 31
			% Variance
			Amount	Constant
	2011	2010	Reported	Currency
	(Unaudited)
Revenues from services (a)	$22,006.0	$18,866.5	16.6%	11.6%
Cost of services	18,299.7	15,621.1	17.1%	12.0%
Gross profit	3,706.3	3,245.4	14.2%	9.4%
Selling and administrative expenses, excluding impairment charges	3,182.1	2,938.6	8.3%	4.1%
Goodwill and intangible asset impairment charges	-	428.8	N/A	N/A
Selling and administrative expenses	3,182.1	3,367.4	-5.5%	-9.2%
Operating profit (loss)	524.2	(122.0)	N/A	N/A
Interest and other expenses	44.3	43.2	2.6%
Earnings (loss) before income taxes	479.9	(165.2)	N/A	N/A
Provision for income taxes	228.3	98.4	132.1%
Net earnings (loss)	$251.6	$(263.6)	N/A	N/A
Net earnings (loss) per share - basic	$3.08	$(3.26)	N/A
Net earnings (loss) per share - diluted	$3.04	$(3.26)	N/A	N/A
Weighted average shares - basic	81.6	81.0	0.8%
Weighted average shares - diluted	82.8	81.0	2.3%

(a) Revenues from services include fees received from our franchise offices of $25.2 million and $23.6 million for the years ended December 31, 2011 and 2010, respectively. These fees are primarily based on revenues by the franchise offices, which were $1,075.2 million and $968.0 million for the years ended December 31, 2011 and 2010, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Year Ended December 31
			% Variance
			Amount	Constant
	2011	2010	Reported	Currency
	(Unaudited)
Revenues from Services: (a)
Americas:
United States (b)	$3,137.3	$2,783.4	12.7%	12.7%
Other Americas	1,512.1	1,265.5	19.5%	18.4%
	4,649.4	4,048.9	14.8%	14.5%
Southern Europe:
France	6,179.1	5,208.6	18.6%	12.6%
Italy	1,255.8	1,044.2	20.3%	14.2%
Other Southern Europe	776.9	698.9	11.2%	6.8%
	8,211.8	6,951.7	18.1%	12.3%

Northern Europe	6,159.4	5,344.1	15.3%	9.3%
APME	2,661.7	2,147.2	24.0%	14.2%
Right Management	323.7	374.6	-13.6%	-16.6%
	$22,006.0	$18,866.5	16.6%	11.6%

Operating Unit Profit (Loss): (a)
Americas:
United States	$94.1	$42.8	119.8%	119.8%
Other Americas	47.8	36.5	31.2%	30.7%
	141.9	79.3	79.0%	78.8%
Southern Europe:
France	85.2	47.1	80.7%	69.4%
Italy	74.1	47.5	55.9%	47.2%
Other Southern Europe	10.8	7.2	51.5%	47.5%
	170.1	101.8	67.1%	57.5%

Northern Europe	212.6	150.2	41.5%	32.8%
APME	78.8	47.2	66.7%	54.8%
Right Management	(1.4)	3.5	N/A	N/A
	602.0	382.0
Corporate expenses	(123.1)	(101.2)
Goodwill and intangible asset impairment charges	-	(428.8)
Intangible asset amortization expense	(38.9)	(39.3)
Reclassification of French business tax	84.2	65.3
Operating profit (loss)	524.2	(122.0)	N/A	N/A
Interest and other expenses (c)	(44.3)	(43.2)
Earnings (loss) before income taxes	$479.9	$(165.2)

(a) Effective January 1, 2011, we created a new organizational structure in Europe in order to elevate our service quality throughout Europe, Middle East and Africa. Other Southern Europe and Northern Europe, previously reported in Other EMEA, are now separate reportable segments. France, Italy, and Other Southern Europe are aggregated into our Southern Europe reportable segment. All previously reported results have been restated to conform to the current year presentation. Additionally, we changed the name of our Asia Pacific reportable segment to APME; the results of this reportable segment have not been restated as only the name has changed.

(b) In the United States, revenues from services include fees received from our franchise offices of $13.6 million and $13.7 million for the years ended December 31, 2011 and 2010. These fees are primarily based on revenues generated by the franchise offices, which were $646.1 million and $622.0 million for the years ended December 31, 2011 and 2010, respectively.

(c) The components of interest and other expenses were:
	2011	2010
Interest expense	$42.8	$43.7
Interest income	(7.3)	(6.2)
Foreign exchange losses	2.8	3.3
Miscellaneous expenses, net	6.0	2.4
	$44.3	$43.2

ManpowerGroup
Consolidated Balance Sheets
(In millions)

	Dec. 31	Dec. 31
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$580.5	$772.6
Accounts receivable, net	4,181.3	3,844.1
Prepaid expenses and other assets	176.3	197.6
Future income tax benefits	52.4	59.7
Total current assets	4,990.5	4,874.0
Other assets:
Goodwill and other intangible assets, net	1,339.6	1,330.3
Other assets	395.1	355.1
Total other assets	1,734.7	1,685.4
Property and equipment:
Land, buildings, leasehold improvements and equipment	685.6	688.8
Less: accumulated depreciation and amortization	511.1	518.5
Net property and equipment	174.5	170.3
Total assets	$6,899.7	$6,729.7
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,370.6	$1,313.9
Employee compensation payable	221.9	240.2
Accrued liabilities	520.8	547.4
Accrued payroll taxes and insurance	712.4	677.7
Value added taxes payable	502.3	482.2
Short-term borrowings and current maturities of long-term debt	434.2	28.7
Total current liabilities	3,762.2	3,290.1
Other liabilities:
Long-term debt	266.0	669.3
Other long-term liabilities	388.1	373.1
Total other liabilities	654.1	1,042.4
Shareholders' equity:
Common stock	1.1	1.1
Capital in excess of par value	2,839.9	2,781.7
Retained earnings	971.7	785.2
Accumulated other comprehensive income	35.3	87.0
Treasury stock, at cost	(1,364.6)	(1,257.8)
Total shareholders' equity	2,483.4	2,397.2
Total liabilities and shareholders' equity	$6,899.7	$6,729.7

ManpowerGroup
Consolidated Statements of Cash Flows
(In millions)

	Year Ended December 31
	2011	2010
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings (loss)	$251.6	$(263.6)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Depreciation and amortization	104.4	110.1
Non-cash goodwill and intangible asset impairment charges	-	428.8
Deferred income taxes	24.8	(68.5)
Provision for doubtful accounts	25.9	28.9
Share-based compensation	31.4	24.1
Excess tax benefit on exercise of share-based awards	(1.3)	(1.3)
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	(417.1)	(708.1)
Other assets	(48.2)	9.9
Other liabilities	97.7	621.8
Cash provided by operating activities	69.2	182.1
Cash Flows from Investing Activities:
Capital expenditures	(64.9)	(58.5)
Acquisitions of businesses, net of cash acquired	(49.0)	(270.0)
Proceeds from sales of property and equipment	4.4	4.9
Cash used in investing activities	(109.5)	(323.6)
Cash Flows from Financing Activities:
Net change in short-term borrowings	15.6	(15.6)
Proceeds from long-term debt	0.8	1.8
Repayments of long-term debt	(1.1)	(1.1)
Proceeds from share-based awards	29.5	27.1
Excess tax benefit on exercise of share-based awards	1.3	1.3
Repurchases of common stock	(104.5)	(34.8)
Dividends paid	(65.1)	(60.8)
Cash used in financing activities	(123.5)	(82.1)
Effect of exchange rate changes on cash	(28.3)	(18.4)
Change in cash and cash equivalents	(192.1)	(242.0)
Cash and cash equivalents, beginning of period	772.6	1,014.6
Cash and cash equivalents, end of period	$580.5	$772.6